Exhibit 10.1

WARRANT REPURCHASE AGREEMENT

This Warrant Repurchase Agreement (the “Agreement”) is entered into as of the 6th day of March, 2024 by and among Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Holder”), with reference to the following facts:

A.       Prior to the date hereof, pursuant to that Securities Purchase Contract, dated as of December 19, 2022, by and between the Company and the Holder (the “Securities Purchase Contract”), the Company issued to the Holder, among other things, a Warrants to Purchase Common Stock, exercisable as of the date hereof into such aggregate number of shares of Common Stock as set forth on the signature page of the Holder (without regard to any limitations on exercise set forth therein) (the “Warrants”).

B.       The Company and the Holder desire to (x) have the Company repurchase the Warrants (the “Repurchase”) and (y) cancel the Warrants (the “Cancellation”).

C.       Each of the Company and the Holder desire to effectuate the Repurchase and the Cancellation on the basis and subject to the terms and conditions set forth in this Agreement.

D.       Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Contract.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.       Repurchase. At the closing hereunder, the Holder hereby agrees to convey, assign and transfer all of the Warrants of the Holder that remain outstanding as of the closing date to the Company in exchange for the payment by the Company to the Holder of an aggregate purchase price (the “Purchase Price”) of $1,800,000 for 2,798,116 Warrants in cash. To the extent that the Holder exercises certain Warrants between the date of this Agreement and the closing hereunder, the aggregate Purchase Price of $1,800,000 will be proportionately reduced to reflect the lower number of Warrants outstanding as of the closing hereunder.

2.       Cancellation. Upon payment of the Purchase Price, the Holder shall deliver or cause to be delivered to the Company (or its designee) all of the outstanding Warrants (or affidavit of lost warrants, in form provided upon request by the Company and reasonably acceptable to the Holder) as soon as commercially practicable following the closing date. Immediately following the delivery of the Purchase Price to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Warrants and assign the same to the Company, and the Warrants shall be cancelled.

3.       Closing. The closing of the Repurchase and Cancellation hereunder shall occur within three business days following the completion by the Company of a new capital raising transaction with gross proceeds in excess of $5 million.

4.       No Sale or Assignment of Warrants. So long as this Agreement is still in effect, the Holder agrees not to directly or indirectly sell or assign the Warrants. So long as the closing under the Agreement occurs in accordance with the terms hereof, no new capital raising transaction of the Company shall cause any further full ratchet adjustment of the Warrants.

5.       Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act.

6.       Termination. Notwithstanding anything contained in this Agreement to the contrary, if the closing under this Agreement has not occurred by 5:00 PM Eastern Time on April 12, 2024, then, at the election of either party by written notice to the other thereafter, this Agreement may be terminated, shall be null and void ab initio, the Repurchase and the Cancellation shall not occur, and the Warrants shall remain outstanding as if this Agreement never existed.

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IN WITNESS WHEREOF, Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement. This Agreement may be signed in one or more counterparts.

ASCENT SOLAR TECHNOLOGIES, INC.

By: /s/ Paul Warley

Name: Paul Warley

Title: Chief Executive Officer

HOLDER:

By:________________________________

Name:

Title: Authorized Signatory

Number of Warrant Shares issuable upon exercise of the Holder’s Warrants as of the date hereof (without regard to any limitations on exercise): 2,798,116 as of 3/6/2024.